Exhibit 4.16

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	_________________ Rights

NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME, [______] UNLESS THE RIGHTS ARE EARLIER REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $[___] PER RIGHT AND TO EXCHANGE, IN EACH CASE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS EVIDENCED BY THIS CERTIFICATE SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY RELATED PERSON THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT BENEFICIAL OWNER, MAY BECOME NULL AND VOID AND NO LONGER TRANSFERABLE. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY OR ON BEHALF OF A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR A RELATED PERSON OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

RIGHTS CERTIFICATE

APTEVO THERAPEUTICS INC.

This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of [_____], and as supplemented, restated or amended from time to time (the “Rights Agreement”), by and between Aptevo Therapeutics Inc., a Delaware corporation (the “Company”), and [_____], as rights agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on [_____], unless the Rights are previously redeemed or exchanged, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, [_____] of a fully paid, nonassessable share of [_____], par value $0.001 per share, of the Company, at a purchase price of $[_____] in cash per [_____] of a [_____] (such purchase price, as may be adjusted, the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related certificate duly executed. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole Preferred Shares will be issued. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

This Rights Certificate is subject to all of the terms, covenants, and restrictions of the Rights Agreement, which terms, covenants, and restrictions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office or offices of the Rights Agent and are also available upon written request to the Rights Agent.

1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

In certain circumstances described in the Rights Agreement, the Rights evidenced thereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive capital stock, cash, or other assets of an entity other than the Company, all as provided in the Rights Agreement. Upon the occurrence (whether prior to, on or after the date of this Rights Certificate) of a [_____] Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or a Related Person of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person or of any such Related Person thereof who becomes a transferee after the Acquiring Person becomes an Acquiring Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or prior to such transfer, became an Acquiring Person, or a Related Person of an Acquiring Person, such Rights shall become null and void and will no longer be transferable and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such [_____] Event.

As provided in the Rights Agreement, the Purchase Price, and the number of one one-thousandths of a Preferred Share or other securities issuable upon exercise of a Right and the number of Rights outstanding are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election and Certificate set forth on the reverse side properly completed and duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company under certain circumstances, at its option, at a redemption price of $[_____] per Right, payable in cash, or other securities or property of the Company, as determined by the Board of Directors of the Company, in the exercise of its sole discretion, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by the Board pursuant to clause (i) of the first sentence of Section [_____] of the Rights Agreement with respect to the Distribution Date) following the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth (10th) Business Day following the Record Date), and (ii) the Final Expiration Date. The redemption of the Rights may be made effective at such time, on such basis, and subject to such conditions as the Board of Directors in its sole discretion may establish.

In addition, subject to the provisions of the Rights Agreement, under certain circumstances following the occurrence of a [_____] Event, but before any person (other than certain exempted or grandfathered persons) acquires beneficial ownership of [_____] percent ([_____]%) or more of the Common Shares (as such term is defined in the Rights Agreement), the then outstanding and exercisable Rights (which shall not include Rights held by the Acquiring Person that shall have become null and void and nontransferable pursuant to the provisions of the Rights Agreement) may be exchanged, in whole or in part, for Common Shares at an exchange rate of [_____] Common Shares for each Right (subject to adjustment for certain events as provided in the Rights Agreement).

In any such exchange, the Company, at its option, may, and to the extent there are an insufficient number of authorized Common Shares not reserved for any other purpose to exchange for all of the outstanding Rights, shall, substitute Preferred Shares or other securities of the Company for some or all of the Common Shares exchangeable for Rights such that the aggregate value received by a holder of Rights in exchange for each Right is substantially the same value as one Common Share. The exchange of the Rights by the Company may be made effective at such time, on such basis, and subject to such conditions as the Board in its sole discretion may establish.

Immediately upon the action of the Board of Directors of the Company authorizing any such redemption or exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such redemption or exchange) will terminate and the Rights will only enable holders to receive the redemption price without any interest thereon or the shares issuable upon such exchange, as applicable.

No fractional Preferred Shares or fractional shares of other securities will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as may otherwise be provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, unless and until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature or portable document format of the proper officers of the Company.

Dated as of __, 20__.

APTEVO THERAPEUTICS INC.

By:
Name:
Title:

By:
Name:
Title:

Countersigned:

[_____], as Rights Agent

By:
Name:
Title:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED __________________________________________ hereby sells, assigns and transfers unto _________________________________________

(Please print name and address of transferee)

(Please spell out and include in numerals the

number of Rights being transferred by this Agreement)

of the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____ Attorney, to transfer the number of Rights indicated on the books of the within named Company, with full power of substitution.

Dated as of: __________ ___, 20__

SIGNATURE

By:
Name:
Title:

Medallion Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or a Related Person of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.

Dated as of: __________ ___, 20__

SIGNATURE

By:
Name:
Title:

Medallion Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

[Form of Reverse Side of Rights Certificate – Continued]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise any or all Rights evidenced by the Rights Certificate.)

To: APTEVO THERAPEUTICS inc.

The undersigned hereby irrevocably elects to exercise __________ (_______) Rights evidenced by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to or that such shares be credited to the book entry account of:

(Please print name, address and social security,

tax identification or other identifying number.)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name, address and social security,

tax identification or other identifying number.)

Dated: __________ ___, ____

SIGNATURE

By:
Name:
Title:

Medallion Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or a Related Person of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or a Related Person of an Acquiring Person.

Dated: __________ ___, ____

SIGNATURE

By:
Name:
Title:

Medallion Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.